EXHIBIT 99.2



                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350


Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President and Chief Executive Officer of Fresh Brands, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 28, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



By: /s/ Elwood F. Winn
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    Elwood F. Winn
    President and Chief Executive Officer


March 28, 2003

                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Fresh Brands, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 28, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



By:  /s/ S. Patric Plumley
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     S. Patric Plumley
     Senior Vice President, Chief Financial Officer,
     Treasurer and Secretary


March 28, 2003